EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TelVue Corporation:

We consent to incorporation by reference in the registration statement on Forms S-8 (No. 333-87631) of TelVue Corporation of our report dated March 28, 2008 relating to the balance sheets of TelVue Corporation as of December 31, 2007 and 2006 and the related statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the December 31, 2007 annual report on Form 10-KSB/A of TelVue Corporation.

/s/ Pressman Ciocca Smith LLP
Huntingdon Valley, Pennsylvania
November 19, 2008